UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2022

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Retractable Technologies, Inc. was held as a virtual meeting on May 10, 2022. Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1: The Election of Three Class 2 Directors

All Directors nominated by the Board of Directors were elected. Voting results are shown in the table below.

	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
CLASS 2 DIRECTORS
Thomas J. Shaw	21,881,125	375,372	0
Walter O. Bigby, Jr.	21,060,688	1,195,809	0
John W. Fort III	21,690,144	566,353	0

Proposal 2: Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory non-binding basis, the compensation of Retractable Technologies, Inc.’s named executive officers. Voting results are shown in the table below.

For	Against	Abstain	Broker Non-Votes
16,522,241	5,679,446	54,810	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 12, 2022	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ John W. Fort III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER